Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trio-Tech International
16139 Wyandotte Street
Van Nuys, California 91406

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 28, 2010, relating to the consolidated financial statements of Trio-Tech International appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010.

/s/ MAZARS LLP
MAZARS LLP
CERTIFIED PUBLIC ACCOUNTANTS

Singapore

January 5, 2011